UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2011

Grubb & Ellis Healthcare REIT II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On or about November 28, 2011, we made available to our stockholders a supplemental operating and financial data report for the quarter ended September 30, 2011, or the Supplemental Information Report. A copy of the Supplemental Information Report, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

In connection with our transition to American Healthcare Investors, LLC and Griffin Capital Corporation as our co-sponsors, we had previously announced, in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 9, 2011, our intention to change our corporate name to Griffin-American Healthcare Trust, Inc. However, it is now our intention to change our corporate name to Griffin-American Healthcare REIT II, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Supplemental Information Report for the quarter ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

November 28, 2011	By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT II, Inc. Supplemental Information Report for the quarter ended September 30, 2011